UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: May 18, 2005

WWA GROUP, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-26927 (Commission File Number)	77-0443643 (IRS Employer Identification Number)

Eric Montandon, Chief Executive Officer
2465 West 12th Street, Suite 2 Tempe, Arizona 85281
(Address of principal executive offices)

(480) 505-0070
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective May 18, 2005, the board of directors of WWA Group, Inc. (the "Company") accepted the resignation of Yogesh Saxena as the Company's chief financial officer.

(c) Effective May 18, 2005, the board of directors appointed Digamber Naswa as the Company's chief financial officer. Mr. Naswa was also appointed to the Company's board of directors.

Mr. Naswa is a science graduate from the Kurukshetra University, India. He finished his Chartered Accountancy from the Institute of Chartered Accountants of India in 1984. He spent almost 20 years serving different industries in India and the United Arab Emirates in his various capacities as accounts officer, finance manager, deputy general manager and financial controller. Over the past five years Mr. Naswa as worked as the financial controller of World Wide Auctioneers, Ltd. (2002 to present), Trust Garment Factory, Ltd., as deputy general manager (2000-2002) and Xpro India, Ltd. (A division of Cimmico Birla) (1996-2000).

Over the last five years Mr. Naswa has not been an officer or director of any other public company.

The Company has not entered into any related transactions with Mr. Naswa and has not entered into any employment agreement in connection with his appointment as chief financial officer.

(d) Effective May 18, 2005 Digamber Naswa was appointed to the Company's board of directors to serve until the Company's next Annual Meeting of Stockholders.

The appointment of Mr. Naswa to the Company's board of directors was not based on any prior understanding or arrangement. The Company has not entered into any related transactions with Mr. Naswa and has not at this time determined whether Mr. Naswa will serve on any standing committee.

Effective May 18, 2005 Mr. Young Yong Wee Huat was appointed to the Company's board of directors to serve until the Company's next Annual Meeting of Stockholders.

Mr. Yong completed advanced secondary education in Penang, Malaysia before working for Aik Wah Engineering Pte Ltd., a Singapore based company involved in trading machine and engine parts. Between 1990 and 1995, Mr. Yong was responsible for the sale of Aik Wah Engineering products throughout South-East Asia and East Africa. Mr. Yong joined KKS Machinery Pte Ltd., an established dealer in trucks and equipment in 1995. He worked as sales manager involved in sourcing, selling and shipping construction equipment and trucks throughout the Middle East and South East Asia. Mr. Yong joined WWA Group in 2000 as the sales manger for the Asia region. In March of 2002, Mr. Yong was appointed as vice-president of sales for the Asia region and has since been responsible for generating equipment consignments from Southeast Asia, and servicing customers for the Company's auctions in Dubai, Jakarta, and Australia.

Over the last five years Mr. Yong has not been an officer or director of any other public company.

The appointment of Mr. Yong to the Company's board of directors was not based on any prior understanding or arrangement. The Company has not entered into any related transactions with Mr. Yong and has not at this time determined whether Mr. Yong will serve on any standing committee.

ITEM 9.01 OTHER EVENTS

On May 18, 2005, the Company's board of directors appointed Mr. Yogesh Saxena as chairman of the Company's audit committee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

Signature	**Date**
By: /s/ Eric Montandon Name: Eric Montandon Title: Chief Executive Officer	June 1, 2005